Exhibit 10.30
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[*]”.

FIRST AMENDMENT TO LETTER AGREEMENT

This 1st Amendment to the Letter Agreement ( “Amendment”) is made as of March 8, 2021 (the “Effective Date”) by and between Elanco US, Inc. (“Elanco”) and Kindred Biosciences, Inc. (“KindredBio”). Elanco and KindredBio are each referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS Elanco and KindredBio are Parties to a Letter Agreement dated December 1l, 2020 (the “Letter Agreement”).

WHEREAS the Parties are using good faith efforts complete negotiations of the Final License Agreement, and a separate Master Supply Agreement, and the Parties wish to amend the Letter Agreement, to establish a new Target Date for the completion and execution of the Final License Agreement.

NOW THEREFORE, the Parties agree to amend the Agreement as follows:

1.AMENDMENT TO THE AGREEMENT. The Parties agree Section 2 is amended and replaced in its entirety as follows:

2.Final License Agreement. The Parties shall use best efforts and negotiate in good faith to amend and restate the terms of this Letter Agreement to document all terms of the License Agreement in a final, definitive version of the License Agreement (the “Final License Agreement”) on substantially the same terms provided for in this Letter Agreement no later than [*] (the “Target Date”) and, in the event the Final License Agreement is not agreed by the Target Date, the parties will continue to use such efforts and negotiate in good faith with respect to the Final License Agreement. For the avoidance of doubt the execution of the Final License Agreement shall not be a condition for the continuance of the License Agreement.

2.MISCELLANEOUS.

a.Each of the Parties represents and warrants that the execution, delivery and performance of this Amendment are within such Party’s corporate powers, have been duly authorized by all necessary corporate action and do not conflict with any third- party rights or contravene or result in the breach of any contract, license or other instrument binding on such Party.

1st Amendment Letter Agreement/Target Date extension KindredBio/Elanco

b.Except as modified by this Amendment, the Letter Agreement shall remain in full force and effect in accordance with its terms.

c.Unless defined in this Amendment, all capitalized terms used herein shall have the meanings set forth in the Letter Agreement.
d.This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment.

Kindred Biosciences, Inc.    Elanco US, Inc.

BY:     /s/ Richard Chin        BY: /s/ Aaron Schacht

Richard Chin MD    Aaron Schacht
Chief Executive Officer    Exec Vice President-Innovation/Regulatory/ Business Development

DATE SIGNED: March 10, 2021    DATE SIGNED: March 11, 2021

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1st Amendment Letter Agreement/Target Date extension KindredBio/Elanco